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                                                                   EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Cragar Industries, Inc.:

We consent to the use of our report dated March 18, 1999, on the financial statements of Cragar Industries, Inc. included in the Proxy of Cragar Industries, Inc.



Phoenix, Arizona
November 23, 1999